Exhibit 10.2
ABM INDUSTRIES INCORPORATED
STATEMENT OF TERMS AND CONDITIONS APPLICABLE
TO OPTIONS, RESTRICTED STOCK AND RESTRICTED STOCK UNITS
GRANTED TO NON-EMPLOYEE DIRECTORS PURSUANT TO
THE 2006 EQUITY INCENTIVE PLAN
(For Awards Granted On or After January 1, 2020)
I.INTRODUCTION
The following terms and conditions shall apply to each Award granted under the Plan to a Non-Employee Director eligible to participate in the Plan. This Statement of Terms and Conditions is subject to the terms of the Plan and of any Award made pursuant to the Plan. In the event of any inconsistency between this Statement of Terms and Conditions and the Plan, the Plan shall govern.
II.DEFINITIONS
Capitalized terms not otherwise defined in this Statement of Terms and Conditions shall have the meaning set forth in the Plan. When capitalized in this Statement of Terms and Conditions, the following additional terms shall have the meaning set forth below:
A.“Grant Date” means the date the Administrator grants the Award.
B.“Mandatory Retirement” means the mandatory termination of service by a Non-Employee Director on (but not before) the date of the annual meeting of shareholders next following the attainment of such Director of age 73.
C.“Option Period” means the period commencing on the Grant Date of an Option and, except as otherwise provided in Section III.E, ending on the Termination Date.
D.“Retirement” means the voluntary termination of service by a Non-Employee Director at (i) age 65 or older or (ii) age 55 or older at a time when age plus years of service equals or exceeds 65.
E.“Termination Date” means the date that an Option expires as set forth in the Option Agreement.
III.OPTIONS
A.Option Notice and Agreement. An Option granted under the Plan shall be evidenced by an Option Agreement setting forth the terms and conditions of the Option and the number of Shares subject to the Option. Each Option Agreement shall incorporate by reference and be subject to this Statement of Terms and Conditions and the terms and conditions of the Plan.

B.Exercise Price. The per Share Exercise Price of an Option, as specified in the Option Agreement, shall be equal to or greater than the per Share Fair Market Value of the Shares underlying the Option on the Grant Date.
C.Option Period. An Option shall be exercisable only during the applicable Option Period, and during such Option Period the exercisability of the Option shall be subject to the vesting provisions of Section III.D as modified by the rules set forth in Sections III.E and V. The Option Period shall be not more than seven years from the Grant Date.
D.Vesting of Right to Exercise Options.
1.Except as provided in Sections III.E and V, an Option shall be exercisable during the Option Period in accordance with the following vesting schedule: (i) one-third of the Shares subject to the Option shall vest on the first anniversary of the Grant Date; (ii) an additional one-third of the Shares shall vest on the second anniversary of the Grant Date; and (iii) the remaining one-third of the Shares subject to the Option shall vest on the third anniversary of the Grant Date. Notwithstanding the foregoing, the Administrator may specify a different vesting schedule at the time the Option is granted and as specified in the Option Agreement.
2.Any vested portion of an Option not exercised hereunder shall accumulate and be exercisable at any time on or before the Termination Date, subject to the rules set forth in Section III.E and V. No Option may be exercised for less than 5% of the total number of Shares then available for exercise under such Option. In no event shall the Company be required to issue fractional shares.
E.Termination of Service due to Retirement. If, during the Option Period, a Participant ceases to be a Director of the Company due to his or her Retirement at least one year following the Grant Date, then in addition to any Shares vested under the Option Agreement prior to the date of such Retirement, the Option shall vest in the number of Shares equal to one-third of the number of Shares originally subject to the Option, multiplied by the number of whole months between the most recent anniversary date of the Grant Date and the date of such Retirement, and divided by 12.
F.Termination of Service due to Mandatory Retirement, Disability or Death. If, during the Option Period, a Participant ceases to be a Director of the Company due to his or her Mandatory Retirement at least one year following the Grant Date, Disability or death, in addition to any Shares vested under the Option Agreement prior to the date of such Mandatory Retirement, Disability or death, the Option shall immediately vest on the date of such Mandatory Retirement, Disability or death.

G.Method of Exercise. A Participant may exercise an Option with respect to all or any part of the exercisable Shares as follows:
1.By giving the Company, or its authorized representative designated for this purpose, written notice of such exercise specifying the number of Shares as to which the Option is so exercised. Such notice shall be accompanied by an amount equal to the Exercise Price of such Shares, in the form of any one or combination of the following:
a.cash or a certified check, bank draft, postal or express money order payable to the order of the Company in lawful money of the United States;
b.if approved by the Company at the time of exercise, personal check of the Participant;
c.if approved by the Company at the time of exercise, a “net exercise” pursuant to which the Company will not require a payment of the Exercise Price from the Participant but will reduce the number of Shares issued upon the exercise by the largest number of whole Shares that has a Fair Market Value that does not exceed the aggregate Exercise Price. With respect to any remaining balance of the aggregate Exercise Price, the Company shall accept a payment in a form identified in (a) or (b) of this section;
d.if approved by the Company at the time of exercise, by tendering to the Company or its authorized representative Shares prior to said tender, and having a fair market value, as determined by the Company, equal to the Exercise Price; or
e.if approved by the Company at the time of exercise, delivery (including by facsimile or email transmission) to the Company or its authorized representative of an executed irrevocable option exercise form together with irrevocable instructions to an approved registered investment broker to sell Shares in an amount sufficient to pay the Exercise Price and to transfer the proceeds of such sale to the Company.
2.If required by the Company, the Participant shall give his or her assurance in writing, signed by the Participant, that the Shares subject to the Option are being purchased for investment and not with a view to the distribution thereof; provided that such assurance shall be deemed inapplicable to (i) any sale of the Shares by such Participant made in accordance with the terms of a registration statement covering such sale, which has heretofore been (or may hereafter be) filed and become effective under the Securities

Act of 1933, as amended (the “Securities Act”) and with respect to which no stop order suspending the effectiveness thereof has been issued, and (ii) any other sale of the Shares with respect to which, in the opinion of counsel for the Company, such assurance is not required to be given in order to comply with the provisions of the Securities Act.
H.Limitations on Transfer. An Option shall, during a Participant’s lifetime, be exercisable only by the Participant. No Option or any right granted under the Plan shall be transferable by the Participant by operation of law or otherwise, other than as set forth in the Plan. In the event of any attempt by a Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of an Option or of any right under the Plan, except as provided herein, or in the event of the levy of any attachment, execution, or similar process upon the rights or interest hereby conferred, the Company at its election may terminate the affected Option by notice to the Participant and the Option shall thereupon become null and void.
I.No Shareholder Rights. Neither a Participant nor any person entitled to exercise a Participant’s rights in the event of the Participant’s death shall have any of the rights of a shareholder with respect to the Shares subject to an Option except to the extent that an Option has been exercised.
IV.RESTRICTED STOCK AND RESTRICTED STOCK UNITS
A.Agreement. A Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be evidenced by an Award Agreement to be executed by the Participant and the Company setting forth the terms and conditions of the Award. Each Award Agreement shall incorporate by reference and be subject to this Statement of Terms and Conditions and the terms and conditions of the Plan.
B.Special Restrictions. Each Restricted Stock Award or Restricted Stock Unit Award made under the Plan shall contain the following terms, conditions and restrictions and such additional terms, conditions and restrictions as may be determined by the Administrator; provided, however, that no Award shall be subject to additional terms, conditions and restrictions which are more favorable to a Participant than the terms, conditions and restrictions set forth in the Plan, the Restricted Stock Agreement, Restricted Stock Unit Award Agreement, or this Statement of Terms and Conditions.
1.Restrictions. Until the restrictions imposed on any Restricted Stock Award or Restricted Stock Unit Award shall lapse, shares of Restricted Stock or Restricted Stock Units granted to a Participant: (a) shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of, and (b) shall, if the Participant experiences a “separation from service” (within the meaning of Section 409A of the Code) from the Company for any reason (except as otherwise provided in the Plan or in Sections IV.B.2 or V) be returned to the Company forthwith, and all the rights of the Participant to such Shares or Restricted Stock Units shall immediately terminate. A Participant shall not be permitted to sell, transfer, pledge, assign or encumber such Restricted Stock or Restricted Stock Units, [other than pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act.] If a Participant experiences a “separation from service” (within the meaning of Section 409A of the Code) (except as otherwise provided in the Plan or in Sections IV.B.2 or V prior to the lapse of the restrictions imposed on Restricted Stock or a Restricted Stock Unit Award), the unvested portion of the Restricted Stock or Restricted Stock Unit Award shall be forfeited to the Company, and all the rights of the Participant to such Award shall immediately terminate.
2.Termination of Service by Reason of Retirement. Notwithstanding any provision contained herein or in the Plan or the Restricted Stock Agreement or Restricted Stock Unit Agreement to the contrary, if a Participant who has been serving as a Director of the Company since the Grant Date of a Restricted Stock Award or Restricted Stock Unit Award that remains outstanding ceases to be a Director of the Company, which cessation constitutes a “separation from service” within the meaning of Section 409A of the Code and which is a result of Retirement at least one year following the Grant Date, then the restrictions shall lapse as to the number of Shares or Share Equivalents equal to: (i) the number of Shares or Share Equivalents originally subject to the Award, multiplied by a fraction (ii) the number of whole months between the Grant Date and the date of such Retirement and divided by 12.
3.Termination of Service by Reason of Mandatory Retirement, Disability or Death. Notwithstanding any provision contained herein or in the Plan or the Restricted Stock Agreement or Restricted Stock Unit Agreement to the contrary, if a Participant who has been serving as a Director of the Company since the Grant Date of a Restricted Stock Award or Restricted Stock Unit Award that remains outstanding ceases to be a Director of the Company, which cessation constitutes a “separation from service” within the meaning of Section 409A of the Code and which is the result of Mandatory Retirement at least one year following the Grant Date, Disability or death,, then the restrictions shall immediately lapse, on the date of such Mandatory Retirement, Disability or death, as to all Shares or Share Equivalents that had not previously lapsed.
C.Dividends or Dividend Equivalents. Upon dividends being paid on outstanding Shares of the Company’s common stock, dividends shall be paid with respect to Restricted Stock during the Restriction Period and shall be converted to additional Shares of Restricted Stock at the Fair Market Value on the date of payment, which shall be subject to the same restrictions as the original Award for the duration of the Restricted Period. Upon dividends being paid on outstanding Shares of the Company’s common stock, dividend equivalents shall be credited in respect of Restricted Stock Units, which shall be converted into additional Restricted Stock Units at the Fair Market Value on the date of payment, which will be subject to all of the terms and conditions of the underlying Restricted Stock Unit Award, including the same vesting restrictions as the underlying Award.
D.No Shareholder Rights for Restricted Stock Units. Neither a Participant nor any person entitled to exercise a Participant’s rights in the event of the Participant’s death shall have any of the rights of a shareholder with respect to the Share Equivalents subject to a Restricted Stock Unit Award except to the extent that restrictions have lapsed and Shares have been issued upon the payment of any vested Restricted Stock Unit Award.
E.Time of Payment of Restricted Stock Units.
1.Subject to Section IV.E.2 below, upon the lapse of the restriction imposed on Restricted Stock Unit Awards, all Restricted Stock Units that were not forfeited pursuant to Section IV.B.1 shall be paid to the Participant as soon as reasonably practicable after the restrictions lapse but not later than 75 days following the date on which the restrictions lapse. Payment shall be made in Shares.
2.To the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, amounts that would otherwise be payable pursuant to Section IV.E of this Statement of Terms and Conditions during the six-month period immediately following a Participant’s termination of employment shall instead be paid on the first business day after the date that is six months following the Participant’s “separation from service” (within the meaning of Section 409A of the Code) or upon the Participant’s death, if earlier.
V.CHANGE-IN-CONTROL
A.Effect of Change-in-Control on Options. In the event of a Change-in-Control, the surviving, continuing, successor, or purchasing Company or other business entity or parent thereof, as the case may be (the “Acquiror”) may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options covering the Acquiror’s stock. All Options assumed or continued by the Acquiror in connection with a Change-in-Control will become fully vested and exercisable if the Participant’s service is terminated without Cause at any time during the 12-month period following the Change-in-Control.
Any Option granted one year or more prior to the Change-in-Control that is neither assumed nor continued by the Acquiror in connection with the Change-in-

Control shall, contingent on the Change-in-Control, become fully vested and exercisable immediately prior to the Change-in-Control. Any Option granted less than one year prior to the Change-in-Control that is neither assumed nor continued by the Acquiror in connection with the Change-in-Control shall, to the extent not previously vested and exercisable, immediately prior to the Change-in-Control become vested and exercisable as to the number of Shares subject to such Option equal to (i) the number of Shares originally subject to such Option, multiplied by a fraction (ii) the number of whole months between the Grant Date and the Change-in-Control, divided by (iii) the number of months between the Grant Date and the date on which all Shares originally subject to such Option would have been fully vested and exercisable; and such Option shall terminate with respect to all remaining Shares subject to such Option.
B.Effect of Change-in-Control on Awards Other than Options. In the event of a Change-in-Control, the Acquiror may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under outstanding Awards other than Options or substitute for such Awards substantially equivalent awards covering the Acquiror’s stock. All Awards other than Options assumed or continued by the Acquiror in connection with a Change-in-Control will become fully vested and all restrictions on such Awards will lapse if the Participant’s service is terminated without Cause at any time during the 12-month period following the Change-in-Control. Any Award that is neither assumed nor continued by the Acquiror in connection with the Change-in-Control (or, with respect to any Award that constitutes deferred compensation within the meaning of Code Section 409A, any Award which at the time of the Change-in-Control is otherwise considered to be vested for purposes of Code Section 409A) shall, upon the Change-in- Control, become fully vested and all restrictions shall be released immediately prior to the Change-in-Control, and such Award shall become immediately payable. Notwithstanding anything in this Section V.B to the contrary, with respect to any Award that constitutes deferred compensation within the meaning of Code Section 409A, if the Change-in-Control does not constitute a “change in control event” of the Company within the meaning of Code Section 409A, such Award will vest as provided in this Section V.B, but will be payable to the Participant in accordance with the provisions of Section IV.
VI.MISCELLANEOUS
A.Grants to Participants in Foreign Countries. In making grants to Participants in foreign countries, the Administrator has the full discretion to deviate from this Statement of Terms and Conditions in order to adjust Awards under the Plan to prevailing local conditions, including custom and legal and tax requirements.
B.Information Notification. Any information required to be given under the terms of an Award Agreement shall be addressed to the Company in care of the General Counsel and Corporate Secretary, and any notice to be given to a Participant shall be addressed to him or her at the address indicated beneath his or her name on the Award Agreement or such other address as either party may designate in writing to the other. Any such notice shall be deemed to have been duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified and deposited (postage or registration or certification fee prepaid) in a post office or branch post office regularly maintained by the United States.
C.Administrator Decisions Conclusive. All decisions of the Administrator administering the Plan upon any questions arising under the Plan, under this Statement of Terms and Conditions, or under an Award Agreement, shall be conclusive.
D.No Effect on Other Benefit Plans. Nothing herein contained shall affect a Participant’s right to participate in and receive benefits from and in accordance with the then current provisions of any pensions, insurance or other employment welfare plan or program offered by the Company to its non-employee directors.
E.Tax Payments. Each Participant shall agree to satisfy any applicable federal, state or local income taxes associated with an Award.
F.Successors. This Statement of Terms and Conditions and the Award Agreements shall be binding upon and inure to the benefit of any successor or successors of the Company. “Participant” as used herein shall include the Participant’s Beneficiary.
G.Governing Law. The interpretation, performance, and enforcement of this Statement of Terms and Conditions and all Award Agreements shall be governed by the laws of the State of Delaware.